UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 3, 2019

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2019, the Board elected Tim Wan and Erik E. Prusch to serve as members of the Company's Board of Directors, effective immediately.

Tim Wan, age 49, is the Chief Financial Officer at Asana, Inc., a privately held company that develops and offers a SaaS-based work management platform.  Previously, Mr. Wan served as Chief Financial Officer of Apigee Corporation, a cloud-based API management and predictive analytics software provider, from March 2015 until its sale to Google, Inc. in November 2016.  From 2000 to February 2015, Mr. Wan held various positions at RealNetworks, most recently serving as its Senior Vice President, Chief Financial Officer and Treasurer beginning April 2012. Mr. Wan holds a B.A. in economics from the University of California, Los Angeles and an M.B.A. from the University of Southern California.

Erik E. Prusch, age 52, was most recently the chief executive officer at Harland Clarke Holdings Corp., a provider of integrated payment solutions and integrated marketing services, a position he held from January 2019 through March 2019.  Previously, Mr. Prusch served as chief executive officer and a member of the board of directors of Outerwall Inc. (formerly, Coinstar, Inc.), a provider of automated retail solutions, from July 2015 until its sale to a private equity firm in September 2016.  Mr. Prusch also served as interim president, Redbox Automated Retail, LLC, a wholly-owned subsidiary of Outerwall, beginning December 2015. Previously, Mr. Prusch served as chief executive officer of NetMotion Wireless, Inc. from January 2014 to November 2014 and of Lumension Security, Inc. from May 2014 to November 2014, both providers of mobile and enterprise security products and services. He also served as an advisor to Clearlake Capital, a private equity fund, from January 2014 to November 2014. Prior to that, Mr. Prusch served as chief executive officer and president of Clearwire Corporation, a provider of 4G wireless broadband services, from August 2011 until July 2013, as its chief operating officer from March 2011 to August 2011, and as its chief financial officer from August 2009 to March 2011; he served as a member of the board of directors of Clearwire from February 2012 to July 2013. Before that, Mr. Prusch served as president and chief executive officer of Borland Software Corporation, a provider of enterprise software tools and solutions, from December 2008 to July 2009 and as its chief financial officer from November 2006 to December 2008. Previous to Borland, Mr. Prusch served in various finance roles at Intuit Inc., a provider of business and financial management solutions software; Identix Incorporated, a provider of identification and authentication platforms and solutions; and Gateway Computers, a computer hardware company. He began his career at Touche Ross, an accounting firm, and PepsiCo, a food and beverage processing company. Mr. Prusch holds a Bachelor’s Degree from Yale University and an M.B.A. from the NYU’s Stern School of Business.

A description of the compensation payable to each of Mr. Wan and Mr. Prusch for his services as a director is set forth under the caption "Compensation of Directors" in the RealNetworks definitive proxy statement dated September 20, 2019. The Nominating and Corporate Governance Committee expects to make a recommendation regarding committee membership for each of Mr. Wan and Mr. Prusch no later than January 2020. No arrangement or understanding exists between either of Mr. Wan or Mr. Prusch and any other person pursuant to which he was selected as a director.

Item 7.01. Regulation FD.

The RealNetworks press release dated December 9, 2019 announcing the election of two new directors to the RealNetworks Board of Directors is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated December 9, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: December 9, 2019